UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 23, 2006

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

000-33001

(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1501 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices)

650-802-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously announced, on August 17, 2006 Natus Medical Incorporated (“Natus”) entered into a common stock purchase agreement (the “Purchase Agreement”) with Roth Capital Partners, LLC (the “Underwriter”). The Purchase Agreement provides for the sale of 2,300,000 shares of Natus common stock at a price to the Underwriter of $11.0485 per share (the “Offering”). Natus also granted the Underwriter an option to purchase up to 345,000 additional shares solely to cover over-allotments, if any. These shares are being offered and sold under a prospectus supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2) of the Securities Act of 1933, as amended, in connection with an offering pursuant to Natus’s shelf registration statement on Form S-3 (Registration No. 333-133480) (the “Registration Statement”).

On August 22, 2006 the Underwriter advised the Company that it was exercising in full its over-allotment option granted pursuant to the Purchase Agreement. In connection with the exercise of the over-allotment, Natus is filing a legal opinion and consent as Exhibit No. 5.01 and Exhibit No. 23.01 to this report, which are incorporated by reference into the Registration Statement.

The above description of the Purchase Agreement is qualified in its entirety by the Purchase Agreement, a copy of which is attached as Exhibit 1.01 to the Company’s report on Form 8-K filed with the SEC on August 18, 2006.

Item 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(d)	Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description

5.01	Opinion of Fenwick & West LLP regarding the legality of the shares offered

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED
(Registrant)

Dated: August 23, 2006	By:	/s/ James B. Hawkins
James B. Hawkins President and Chief Executive Officer

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Exhibit No.	Description

5.01	Opinion of Fenwick & West LLP regarding the legality of the shares offered

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

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